     As filed with the Securities and Exchange Commission on May 24, 1999

                                                       Registration No. 333-

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

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                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             Wachovia Corporation
            (Exact name of registrant as specified in its charter)

            North Carolina                            56-1473727
    (State or other jurisdiction of    (I.R.S. Employer Identification Number)
     incorporation or organization)
                                      and

        100 North Main Street                   191 Peachtree Street,
  Winston-Salem, North Carolina 27101        N.E. Atlanta, Georgia 30303
           (336) 770-5000                           (404) 332-5000

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             Kenneth W. McAllister
                             Wachovia Corporation
                             100 North Main Street
                      Winston-Salem, North Carolina 27101
                                (336) 732-5141
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                --------------

                                   Copy to:
                             George R. Krouse, Jr.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                           New York, New York 10017
                                (212) 455-2000

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 474, please check the following box. [_]

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                        CALCULATION OF REGISTRATION FEE
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                                                  Proposed        Proposed
                                  Amount          Maximum          Maximum
  Title of Each Class of          to be        Offering Price     Aggregate        Amount of
Securities to be Registered   Registered(1)     Per Unit(2)   Offering Price(2) Registration Fee
------------------------------------------------------------------------------------------------
 Debt Securities Total..     $1,700,000,000(3)      100%       $1,700,000,000      $472,600(4)

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(1) In U.S. dollars or equivalent thereof in other currencies, including composite currencies, on the basis of exchange rates on the date an agreement to issue and sell the applicable Debt Securities is entered into.
(2) Estimated solely for the purpose of computing the registration fee.
(3) Such amount represents the principal amount of any Debt Securities issued at their principal amount and the issue price rather than the principal amount of any Debt Securities issued at an original issue discount. Such amount does not include the unsold $800,000,000 aggregate principal amount of Debt Securities of the Registrant registered under the previously filed Registration Statement on Form S-3 (File No. 333-59165), to which this Registration Statement also constitutes Post-Effective Amendment No. 2.
(4) Determined pursuant to Section 6(b) of the Securities Act. A registration fee of $236,000 related to the unsold $800,000,000 of Debt Securities registered under Registration Statement No. 333-59165 was previously paid in connection with the filing of Registration Statement No. 333-59165.

  Pursuant to Rule 429 under the Securities Act, the combined Prospectus filed as part of this Registration Statement also relates to the unsold $800,000,000 principal amount of Debt Securities registered under the previously filed Registration Statement on Form S-3 (File No. 333-59165). This Registration Statement constitutes Post-Effective Amendment No. 2 to Registrant's Registration Statement on Form S-3 (File No. 333-59165), and such Post-Effective Amendment No. 2 shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with
Section 8(c) of the Securities Act of 1933. Upon the effectiveness of this Registration Statement and Post-Effective Amendment No. 2, this Registration Statement and Registration Statement No. 333-59165 will together relate to an aggregate of $2,500,000,000 of Debt Securities.
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant files a further amendment which specifically states that this Registration Statement will then become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement becomes effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information contained in this prospectus is not complete and may be       +
+changed. We may not sell these securities until the registration statement    +
+filed with the Securities and Exchange Commission is effective. This          +
+prospectus is not an offer to sell these securities and we are not soliciting + +an offer to buy these securities in any state where the offer or sale is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED MAY 24, 1999

PROSPECTUS

                                 $2,500,000,000

                              Wachovia Corporation

                                Debt Securities

                                 -------------

  We may offer to sell up to $2.5 billion of our unsecured debt securities (or the equivalent amount based on the applicable exchange rate at the time of offering if any securities are denominated in foreign currencies). The securities may be either Senior Securities or Subordinated Securities. The securities may include securities denominated in U.S. dollars or, if so specified in the applicable prospectus supplement, in any other currency, including composite currencies such as the euro.

  In this prospectus, we describe generally the terms of the securities. We will describe the specific terms of the securities that we offer in a supplement to this prospectus at the time of each offering. If any offering involves underwriters, dealers or agents, we will describe our arrangements with them in the prospectus supplement that relates to that offering.

  The Senior Securities, when issued, will be unsecured and will rank on a parity with all unsecured and unsubordinated indebtedness of Wachovia. The Subordinated Securities, when issued, will be unsecured and will be subordinate to "Senior Indebtedness" of Wachovia and, under certain circumstances, to "Additional Senior Obligations" of Wachovia, as these terms are defined in this prospectus. Payment of principal of the Subordinated Securities may be accelerated only in the case of the bankruptcy of Wachovia. There is no right of acceleration of the Subordinated Securities in the case of a default in the payment of the principal of, or any premium or interest on, the Subordinated Securities or in the performance of any covenant or agreement of Wachovia.

                                 -------------

  This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement. The securities will be unsecured obligations of Wachovia Corporation, will not be savings accounts, deposits or other obligations of any bank or nonbank subsidiary of Wachovia Corporation and will not be insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.

                                 -------------

  The Securities and Exchange commission and State Securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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                  The date of this prospectus is      , 1999.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About this Prospectus......................................................   2

Where You Can Find More Information........................................   3

Wachovia Corporation.......................................................   4

Consolidated Ratio of Earnings to Fixed Charges............................   5

Use of Proceeds............................................................   5

Description of Debt Securities.............................................   5

Plan of Distribution.......................................................  15

Experts....................................................................  16

Legal Matters..............................................................  16

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   You should rely only on the information incorporated by reference or contained in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or the applicable prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or the applicable prospectus supplement or of any sale of our securities.

   In this prospectus, "we", "us", "our" and "Wachovia" each refers to Wachovia Corporation.

                               ----------------

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $2.5 billion. We provide information to you about these securities in three documents that progressively provide more detail:

  1. This prospectus, which contains general information that may or may not apply to each offering of securities.

  2. The applicable prospectus supplement, which will contain more specific information than this prospectus and may also add, update or change information contained in this prospectus. To the extent information in the applicable prospectus supplement differs from this prospectus, you should rely on the different information in the prospectus supplement.

  3. The pricing supplement, if applicable, will provide final details about a specific offering and the terms of the offered securities, including their price. To the extent information differs from this prospectus or the prospectus supplement, you should rely on the different information in the pricing supplement.

   You should read both this prospectus and any prospectus supplement or pricing supplement together with any additional information described under the heading "Where You Can find More Information" to learn more about Wachovia and the securities offered.

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                      WHERE YOU CAN FIND MORE INFORMATION

   We have filed with the SEC, Washington, D.C., a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities that we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Certain items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Wachovia and the securities offered hereby, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file, including the registration statement, at the SEC's Public Reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, IL 60661. For further information on the operation of the Public Reference room, you may call the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also inspect our SEC filings at the New York Stock Exchange, the exchange on which our common stock is listed, at 20 Broad Street, 7th Floor, New York, New York 10005.

   The SEC allows us to "incorporate by reference" the information in documents that we file with them. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information in documents that we file after the date of this prospectus and before the termination of the offering contemplated by this prospectus will automatically update and supersede information in this prospectus.

   We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 1998, our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, our Current Reports on Form 8-K dated January 14, 1999 and May 13, 1999, and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities offered by this prospectus.

   We will provide without charge, upon written or oral request, to each person to whom this prospectus is delivered, a copy of any or all of the documents described above which have been or may be incorporated by reference in this prospectus but not delivered with this prospectus. Such requests should be directed to Wachovia Corporation, 100 North Main Street, Winston-Salem, North Carolina 27101, Attention: Secretary. Telephone requests may be directed to
(336) 770-5000.

   This prospectus contains or incorporates by reference forward-looking statements that have been made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about Wachovia's industry, our beliefs and assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Many of those risks and uncertainties will be described with particularity in the applicable prospectus supplement. Risks and uncertainties that may affect future results include, but are not limited to, changes in the economy, interest rate movements, timely development by Wachovia of technology enhancements for its products and operating systems, the ability of Wachovia and its customers and vendors to address effectively Year 2000 issues, the impact of competitive products, services and pricing, Congressional legislation and similar matters. We caution you not to place undue reliance on forward-looking statements, which are subject to influence by the named risk factors and unanticipated future events and which reflect our management's view only as of the date of this prospectus or the prospectus supplement containing such forward-looking statements. We are not obligated to update these statements or publicly release the results of any revisions to them to reflect events or circumstances after the date of this prospectus or the applicable prospectus supplement, or to reflect the occurrence of unanticipated events.

                              WACHOVIA CORPORATION

   Wachovia Corporation, a North Carolina corporation, is an interstate bank holding company serving regional, national and international markets and maintains dual headquarters in Atlanta, Georgia and Winston-Salem, North Carolina. At March 31, 1999, Wachovia and its consolidated subsidiaries had total assets of $65.319 billion, deposits of $40.288 billion, and a market capitalization of $16.473 billion. At March 31, 1999, Wachovia ranked 16th based on both its consolidated asset size and on its market capitalization among domestic U.S. bank holding companies. Wachovia is a registered bank holding company under the Bank Holding Company Act of 1956, as amended, and is a savings and loan holding company within the meaning of the Home Owner's Loan Act of 1933, as amended. Wachovia's common stock is traded on the New York Stock Exchange under the symbol WB.

   Wachovia's principal banking subsidiaries are Wachovia Bank, National Association ("Wachovia Bank"), and The First National Bank of Atlanta. Wachovia Bank is a national banking association headquartered in Winston-Salem, North Carolina. As of March 31, 1999, Wachovia Bank had total assets of $61.879 billion and deposits of $41.134 billion. Wachovia Bank currently offers credit and deposit services and investment and trust services to consumers primarily located in Georgia, North Carolina, South Carolina, Virginia and Florida and to corporations located both inside and outside the United States. Consumer products and services are provided through:

  . a network of 753 retail branches (as of March 31, 1999) and 1,381 ATMs (as of March 31, 1999) in Georgia, North Carolina, South Carolina, Virginia and Florida;

  .  1-800-WACHOVIA On-Call 24 hour telephone banking;

  .  automated Phone Access; and

  .  internet-based investing and banking at www.wachovia.com.

The First National Bank of Atlanta offers credit card services.

   Wachovia also has subsidiaries engaged in large corporate and institutional relationship management and business development, corporate leasing, remittance processing, insurance, investment advisory and securities brokerage services. In addition to its domestic banking offices and international banking offices in London and the Cayman Islands, Wachovia's subsidiaries have offices in Chicago, New York and selected other cities in the United States, and Hong Kong, Sao Paulo and Tokyo.

   Because Wachovia's growth strategy includes the use of acquisitions, Wachovia regularly evaluates acquisition opportunities and conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations may take place and future acquisitions involving cash, debt or equity securities may occur. Acquisitions typically involve the payment of a premium over book value and, therefore, some dilution of Wachovia's book value and net income per share may occur in connection with any future transactions.

   Wachovia's executive offices are located at 100 North Main Street, Winston-Salem, North Carolina 27101 and 191 Peachtree Street, N.E., Atlanta, Georgia 30303, and its telephone numbers are (336) 770-5000 and (404) 332-5000.

                CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

   The following unaudited table presents the consolidated ratio of earnings to fixed charges of Wachovia for the periods indicated. The consolidated ratio of earnings to fixed charges has been computed by dividing net income plus all applicable income taxes plus fixed charges by fixed charges. Fixed charges represent all interest expense (ratios are presented both including and excluding interest on deposits), and the portion of net rental expense which is deemed to be equivalent to interest on long-term debt. Interest expense (other than on deposits) includes interest on long-term debt, federal funds purchased and securities sold under agreements to repurchase, mortgages, commercial paper and other funds borrowed.

                                    Three Months     Year Ended December 31,
                                       Ended      -----------------------------
                                   March 31, 1999 1998  1997  1996  1995  1994
                                   -------------- ----- ----- ----- ----- -----
Including interest on deposits....     1.70x      1.56x 1.40x 1.52x 1.50x 1.64x
Excluding interest on deposits....     2.67x      2.33x 1.98x 2.22x 2.15x 2.47x

                                USE OF PROCEEDS

   We will use the net proceeds from the sale of the securities for general corporate purposes, principally to fund investments in, or extensions of credit to, our banking and nonbanking subsidiaries. We also may use such net proceeds to allow our subsidiaries to repay borrowings incurred by such subsidiaries. Except as otherwise described in the applicable prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of the prospectus supplement, although our management will have determined that funds should be borrowed at that time in anticipation of future funding or capital requirements of its subsidiaries. The precise amount and timing of such investments in and extensions of credit to the subsidiaries will depend upon their funding requirements and the availability of other funds to us and our subsidiaries. In addition to the foregoing, we also may use a portion of the net proceeds to fund possible acquisitions if suitable opportunities develop in the future. Based upon anticipated future financing requirements of us and our subsidiaries, we expect that we will, from time to time, engage in additional financings of a character and in amounts to be determined.

                         DESCRIPTION OF DEBT SECURITIES

General

   We expect to issue the Senior Securities under an Indenture dated as of August 15, 1996 (the "Senior Indenture") between us and The Chase Manhattan Bank, as trustee (the "Senior Trustee"). We expect to issue the Subordinated Securities under an Indenture dated as of July 15, 1998 (the "Subordinated Indenture") between us and The Chase Manhattan Bank, as trustee (the "Subordinated Trustee"). Copies of the Senior Indenture and the Subordinated Indenture (collectively, the "Indentures") are included as exhibits to the registration statement of which this prospectus is a part. In the discussion that follows, we summarize particular provisions of the Indentures and include the relevant section numbers of the applicable Indenture in parentheses. Our discussion of Indenture provisions is not complete. You should read the Indentures for a more complete understanding of the provisions we describe. Capitalized terms not otherwise defined in this prospectus shall have the meanings given to them in the applicable Indenture.

   The Senior Securities will be unsecured and will rank on a parity with all unsecured and unsubordinated indebtedness of Wachovia. The Senior Indenture prohibits Wachovia from disposing of, or permitting the issuance of, capital stock of specified subsidiaries under certain circumstances. See "Restrictive Covenants Applicable to Senior Securities" beginning on page 8. The Subordinated Securities will be unsecured and will be subordinated and junior to all "Senior Indebtedness" and, in certain circumstances relating to the dissolution, winding-up, liquidation or reorganization of Wachovia, to all Additional Senior Obligations (each as defined below under "Subordination of Subordinated Securities"). The Subordinated Indenture does not prohibit Wachovia from disposing of voting stock of its subsidiaries, including the stock of any of its banking subsidiaries. The events of default as to which payment of the principal of the Subordinated Securities may be accelerated are limited to events relating to the bankruptcy of Wachovia. See "Subordination of Subordinated Securities" on page 9 and "Events of Default; Limited Rights of Acceleration for Subordinated Securities" on page 11.

   The Indentures do not limit the amount of securities that may be issued and provide that securities may be issued at various times in one or more series. (Section 301) Neither the Indentures nor the securities limit the amount of other indebtedness which Wachovia or any of its subsidiaries may incur. In addition, the Indentures and the securities do not require Wachovia to repurchase or redeem or modify the terms of the securities upon a change in control or other events involving Wachovia that may adversely affect the credit quality of Wachovia.

   Because Wachovia is a holding company, its rights and the rights of its creditors, including the holders of the securities, to participate in the assets of any subsidiary upon the liquidation or reorganization of that subsidiary will be subject to the prior claims of the creditors of that subsidiary (including, in the case of a subsidiary bank, its depositors), except to the extent that Wachovia may itself be a creditor with recognized claims against the subsidiary. Claims on subsidiaries of Wachovia by creditors other than Wachovia include claims with respect to long-term debt and substantial obligations with respect to deposit liabilities, federal funds purchased, securities sold under repurchase agreements and other short-term borrowings. See "Wachovia Corporation" on page 4.

   Unless we indicate otherwise in the applicable prospectus supplement, principal of and premium, if any, and interest on the securities will be payable at the office or agency of the applicable trustee maintained for such purpose in New York, New York, and at any other office or agency maintained by Wachovia for such purposes. However, we may, at our option, pay interest by mailing a check to the address of the person entitled to such interest as it appears on the Security Register. The transfer of each series of securities (other than Book-Entry Securities) may be registered at the corporate trust office of the applicable Trustee. (Sections 301, 305 and 1002) The corporate trust office of the Senior Trustee and the Subordinated Trustee is located in New York, New York. Interest on the securities will be paid to the person in whose name the securities are registered at the close of business on the Regular Record Date designated for an Interest Payment Date. (Section 307) The securities will be issued only in fully registered form without coupons and, unless otherwise indicated in the applicable prospectus supplement, in denominations of $1,000 or integral multiples of $1,000. (Section 302) We will not require any service charge for any registration of transfer or exchange of the securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange other than certain exchanges not involving any transfer. (Section 305)

   Each prospectus supplement relating to a particular series of debt securities that we offer (the "Offered Securities") will describe the specific terms of the Offered Securities. Those specific terms will include some or all of the following:

  .  the title of the Offered Securities;

  . whether the Offered Securities are Senior Securities or Subordinated Securities;

  .  any limit on the aggregate principal amount of the Offered Securities;

  .  the date or dates on which the Offered Securities will mature;

  . the rate or rates (which may be fixed or variable) per annum at which the Offered Securities will bear interest, if any, the date or dates from which such interest, if any, will accrue, the dates on which such interest, if any, will be payable and the Regular Record Dates for such Interest Payment Dates;

  . the place or places, if any, in addition to the office or agency of the applicable Trustee, where the principal of and premium, if any, and interest on the Offered Securities will be payable;

  . the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Securities may be redeemed, in whole or in part, at the option of Wachovia;

  . the obligation, if any, of Wachovia to redeem or purchase the Offered Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder and the period or periods within which, the price or prices at which and the terms and conditions upon which Offered Securities will be redeemed or purchased, in whole or in part, pursuant to such obligation;

  . if other than denominations of $1,000 and any integral multiple of $1,000, the denominations in which the Offered Securities will be issuable;

  . the currency or currencies of payment of principal of and premium, if any, and interest on the Offered Securities if other than the currency of the United States;

  . any index used to determine the amount of payment of principal of, premium, if any, and interest on the Offered Securities;

  . if other than the principal amount thereof, the portion of the principal amount of the Offered Securities which will be payable upon the declaration of acceleration of the Maturity thereof;

  .  the law which will govern the terms of the Offered Securities;

  .  information with respect to book-entry procedures, if any; and

  .  any other terms of the Offered Securities. (Section 301)

   Securities may be issued as "Original Issue Discount Securities" which will be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the applicable prospectus supplement. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default and the continuation of such Event of Default. (Section 101)

Book-Entry Securities

   The securities of a series may be issued in the form of one or more Book-Entry Securities that will be deposited with a Depositary or its nominee identified in the applicable prospectus supplement. (Section 301) In such a case, Book-Entry Securities will be issued in aggregate denominations equal to the aggregate principal amount of securities represented by such Book-Entry Securities. Unless and until it is exchanged in whole or in part for securities in definitive registered form, a Book-Entry Security may not be transferred except as a whole by the applicable Depositary to a nominee of such Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. (Section 305)

   The specific terms of the depositary arrangement with respect to any securities to be represented by a Book-Entry Security will be described in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

   Upon the issuance of a Book-Entry Security, the Depositary for such Book-Entry Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the securities represented by such Book-Entry Security to the accounts of persons that have accounts with such Depositary ("participants"). Wachovia or the underwriters or agents will designate such accounts. Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly

("indirect participants"). Persons who are not participants may beneficially own Book-Entry Securities held by the Depositary only through participants or indirect participants.

   Ownership of beneficial interests in any Book-Entry Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of indirect participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws, as well as the limits on participation in the Depositary's book-entry system, may impair the ability to transfer beneficial interests in a Book-Entry Security.

   So long as the Depositary or its nominee is the registered owner of a Book-Entry Security, such Depositary or such nominee will be considered the sole owner or holder of the securities represented by such Book-Entry Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in securities represented by Book-Entry Securities will not be entitled to have such securities registered in their names, will not be entitled to receive physical delivery of such securities in definitive form, and will not be considered the owners or holders of such securities under the applicable Indenture.

   Payments of principal of and any premium and interest on securities registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Book-Entry Security representing such securities. We expect that the Depositary for a series of securities or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their beneficial interests in the Book-Entry Security, as shown on the records of such Depositary or its nominee. We also expect that payments by participants and indirect participants to owners of beneficial interests in such Book-Entry Security held through such persons will be governed by standing instructions and customary practices, as is now the case with securities registered in "street name," and will be the responsibility of such participants and indirect participants. Neither we, the applicable Trustee, any Authenticating Agent, any Paying Agent nor the Security Registrar for such securities will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any Book-Entry Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. (Section 311)

   If the Depositary for securities of a series notifies Wachovia that it is unwilling or unable to continue as Depositary or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, Wachovia has agreed to appoint a successor depositary. If such a successor is not appointed by Wachovia within 90 days, Wachovia will issue securities of such series in definitive registered form in exchange for the Book-Entry Security. In addition, Wachovia may at any time and in its sole discretion determine that the securities of any series will no longer be represented by Book-Entry Securities. In that event, Wachovia will issue securities of such series in definitive registered form in exchange for such Book-Entry Securities. Further, if Wachovia so specifies with respect to the securities of a series, or if an Event of Default, or an event which with notice, lapse of time or both would be an Event of Default with respect to the securities of such series has occurred and is continuing, an owner of a beneficial interest in a Book-Entry Security representing securities of such series may receive securities of such series in definitive registered form. In any such case, an owner of a beneficial interest in a Book-Entry Security will be entitled to physical delivery in definitive registered form of securities of the series represented by such Book-Entry Security equal in principal amount to such beneficial interest and to have such securities registered in such owner's name. (Section 305) Securities so issued in definitive form will be issued in denominations of $1,000 and integral multiples of $1,000 and will be issued in registered form only, without coupons.

Restrictive Covenants Applicable to Senior Securities

   The Senior Indenture contains a covenant that we will not, directly or indirectly,

  . sell or permit to be issued any shares of capital stock of a Principal Subsidiary Bank (other than directors' qualifying shares) or any shares of capital stock of a Principal Subsidiary or any securities convertible into or rights to subscribe to such capital stock, unless, after giving effect to that transaction and the shares issuable upon conversion or exercise of rights into that capital stock, Wachovia will own, directly or indirectly, at least 80% of the outstanding shares of capital stock of each class of that Principal Subsidiary or Principal Subsidiary Bank, or

  . pay any dividend or make any other distribution in capital stock of a Principal Subsidiary Bank or of any Principal Subsidiary, unless the Principal Subsidiary Bank or Principal Subsidiary to which the transaction relates, after obtaining any necessary regulatory approvals, unconditionally guarantees payment of the principal of and any premium and interest on the Senior Securities. (Section 1005 of the Senior Indenture) The term "Principal Subsidiary" or "Principal Subsidiary Bank" means any Subsidiary or Subsidiary Bank, the consolidated assets of which constitute 10% or more of the assets of Wachovia and, in the case of a Principal Subsidiary, owns shares of a Principal Subsidiary Bank. (Section 101) At the date of this prospectus, the Subsidiary Bank which was the Principal Subsidiary Bank was Wachovia Bank. There is no restriction in the Senior Indenture on the ability of a Principal Subsidiary Bank to sell assets.

   The Senior Indenture also prohibits Wachovia from creating, assuming, incurring or suffering to exist any mortgage, pledge, encumbrance or lien or charge of any kind on the capital stock of a Principal Subsidiary Bank (other than directors' qualifying shares) or the capital stock of a Principal Subsidiary, except that the Senior Indenture permits:

  . liens for taxes that are not due, are payable without penalty or are being contested in good faith by appropriate proceedings, and

  . liens resulting from any judgment that has not remained undischarged or unstayed for more than 60 days.

(Section 1006 of the Senior Indenture)

Subordination of Subordinated Securities

   The obligations of Wachovia to make any payment of the principal of and premium, if any, and interest on the Subordinated Securities will be subordinate and junior in right of payment to all Senior Indebtedness of Wachovia and, in certain circumstances relating to the dissolution, winding-up, liquidation of or reorganization of Wachovia, to all Additional Senior Obligations. (Article Thirteen of the Subordinated Indenture)

   The Subordinated Indenture defines "Senior Indebtedness" as

  . all indebtedness of Wachovia for money borrowed, whether now outstanding or later created, assumed or incurred, other than

    .  the Subordinated Securities,

    . the 7% Subordinated Notes due 1999 of Wachovia in the aggregate principal amount of $300 million (the "7% Subordinated Notes"),

    . any obligation Ranking on a Parity with the Subordinated Securities (which includes the 6 3/8% Subordinated Notes due 2003 of Wachovia in the aggregate principal amount of $250 million and the 6 3/8% Subordinated Notes due 2009 of Wachovia in the aggregate principal amount of $250 million (collectively, the "6 3/8% Subordinated Notes"), the 6.80% Subordinated Notes due 2005 of Wachovia in the aggregate principal amount of $250 million (the "6.80% Subordinated Notes"), the 6.605% Subordinated Notes due October 1, 2025 of Wachovia in the aggregate principal amount of $250 million, the holders of which may elect to have all or a portion thereof redeemed on October 1, 2005 (the "6.605% Subordinated Notes"), the 6 1/4% Subordinated Notes due 2008 of Wachovia in the aggregate principal amount of $350,000,000 (the "6 1/4% Subordinated Notes"), the 5 5/8% Subordinated Notes due 2008 of Wachovia in the aggregate principal amount of $400,000,000 (the "5 5/8% Subordinated Notes") and the 6.150% Subordinated Notes due 2009 of Wachovia in the aggregate principal amount of $400,000,000 (the "6.150% Subordinated Notes")), or any obligation Ranking Junior to the Subordinated Securities and

   .  any deferrals, renewals or extensions of any such Senior Indebtedness.

   The term "indebtedness of the Corporation for money borrowed" means any obligation of, or any obligation guaranteed by, Wachovia for repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligations for payment of the purchase price of property or assets acquired other than in the ordinary course of business.

   The Subordinated Indenture defines "Additional Senior Obligations" as all indebtedness of Wachovia, whether now outstanding or later created, assumed or incurred, for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, but Additional Senior Obligations do not include:

  .  any claims in respect of Senior Indebtedness, or

  .  any obligations

    .  Ranking Junior to the Subordinated Securities, or

    .  Ranking on a Parity with the Subordinated Securities.

For purposes of this definition, "claim" has the meaning assigned to it in
Section 101(4) of the United States Bankruptcy Code of 1978. The Subordinated Indenture does not limit or prohibit the incurrence of Senior Indebtedness or Additional Senior Obligations.

   The Subordinated Indenture defines "Ranking Junior to the Subordinated Securities" as any obligation of Wachovia that

  . ranks junior to and not equally with or prior to the Subordinated Securities in right of payment upon the happening of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to Wachovia as a whole, whether voluntary or involuntary, and

  . is specifically designated as ranking junior to the Subordinated Securities by express provisions in the instrument creating or evidencing that obligation.

   The Subordinated Indenture defines "Ranking on a Parity with the Subordinated Securities" as any obligation of Wachovia that

  . ranks equally with and not prior to the Subordinated Securities in right of payment upon the happening of any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to Wachovia as a whole, whether voluntary or involuntary, and

  . is specifically designated as ranking on a parity with the Subordinated Securities by express provision in the instrument creating or evidencing such obligation. (Section 101 of the Subordinated Indenture)

   The Subordinated Securities will be subordinate in right of payment to all Senior Indebtedness, as provided in the Subordinated Indenture. No payment of the principal of and premium, if any, or interest in respect of the Subordinated Securities may be made if there is a default in payment with respect to Senior Indebtedness or an event of default with respect to any Senior Indebtedness that results in the acceleration of its maturity and that default or event of default continues.

   Upon any payment or distribution of assets to creditors upon any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding-up of or relating to Wachovia as a whole, whether voluntary or involuntary,

  . the holders of all Senior Indebtedness will first be entitled to receive payment in full before the Holders of the Subordinated Securities will be entitled to receive any payment of the principal of and premium, if any, or interest on the Subordinated Securities, and

  .  if after the procedure described in the bullet point above,

    . any cash, property or securities remain available for payment or distribution in respect of the Subordinated Securities ("Excess Proceeds"), and

    . creditors in respect of Additional Senior Obligations have not received payment in full of amounts due or to become due or payment of those amounts has not been duly provided for,

then those Excess Proceeds will first be applied to pay in full all the Additional Senior Obligations before any payment may be made on the Subordinated Securities.

   If the Holders of Subordinated Securities receive payment and are aware at the time of receiving payment that all Senior Indebtedness and Additional Senior Obligations have not been paid in full, then that payment will be held in trust for the benefit of the holders of Senior Indebtedness and/or Additional Senior Obligations, as the case may be. (Section 1301 of the Subordinated Indenture) By reason of this subordination, in the event of insolvency, Holders of the Subordinated Securities may recover less, proportionately, than holders of Senior Indebtedness and holders of Additional Senior Obligations.

   Neither the Subordinated Securities (and the 6 3/8% Subordinated Notes, the 6.80% Subordinated Notes, the 6.605% Subordinated Notes, the 6 1/4% Subordinated Notes, the 5 5/8% Subordinated Notes and the 6.150% Subordinated Notes, which Rank on a Parity with the Subordinated Securities) nor the 7% Subordinated Notes are subordinate or senior to the other. But the 7% Subordinated Notes are subordinate to Senior Indebtedness and Additional Senior Obligations and to all other obligations of Wachovia to its creditors (subject to certain exceptions specified in the indenture relating to the 7% Subordinated Notes). As a result of the differences between the subordination provisions applicable to the Subordinated Securities and the 6 3/8% Subordinated Notes, the 6.80% Subordinated Notes, the 6.605% Subordinated Notes, the 6 1/4% Subordinated Notes, the 5 5/8% Subordinated Notes and the 6.150% Subordinated Notes and those applicable to the 7% Subordinated Notes, if there is any insolvency, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to Wachovia, the holders of the Subordinated Securities and the 6 3/8% Subordinated Notes, the 6.80% Subordinated Notes, the 6.605% Subordinated Notes, the 6 1/4% Subordinated Notes, the 5 5/8% Subordinated Notes and the 6.150% Subordinated Notes may receive more, proportionately, than the holders of the 7% Subordinated Notes.

Events of Default; Limited Rights of Acceleration for Subordinated Securities

   The Indentures (each with respect to any series of securities) define an "Event of Default" as any one of the following events (whatever the reason and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental entity or, with respect to the Subordinated Securities, whether it is occasioned by the subordination provisions of the Subordinated Indenture):

  . failure, for 30 days, to pay any interest on any security of that series when due and payable (in the case of Subordinated Securities, whether or not the subordination provisions of the Subordinated Indenture prohibit that payment);

  . failure to pay principal of or any premium on any security of that series when due;

  . failure to deposit any sinking fund payment, when due, in respect of any security of that series (in the case of Subordinated Securities, whether or not the subordination provisions of the Subordinated Indenture prohibit that payment);

  . failure, for 60 days after written notice, to perform any other covenants or warranties of Wachovia in the applicable Indenture (other than a covenant included in the applicable Indenture solely for the benefit of a series of securities under it other than that series);

  . the entry of a decree or order for relief in respect of Wachovia by a court having jurisdiction in the premises in an involuntary case under Federal or state bankruptcy laws and the continuance of that decree or order unstayed and in effect for 60 consecutive days;

  . the commencement by Wachovia of a voluntary case under Federal or state bankruptcy laws or the consent by Wachovia to the entry of a decree or order for relief in an involuntary case under such laws;

  . with respect to Senior Securities only, unless otherwise provided in the applicable prospectus supplement, failure to pay when due or acceleration of securities or any other indebtedness for borrowed money, in an aggregate principal amount more than $50,000,000, of Wachovia, a Principal Subsidiary or a Principal Subsidiary Bank under the terms of the instrument(s) under which the indebtedness is issued or secured, unless the acceleration is annulled, or the indebtedness is discharged, or there is deposited in trust enough money to discharge the indebtedness, within 10 days after written notice; and

  . any other Event of Default provided with respect to securities of that series. (Section 501)

   Acceleration of Senior Securities. If an Event of Default with respect to Senior Securities of any series at the time Outstanding occurs and continues, either the Senior Trustee or the Holders of at least 25% in aggregate principal amount of Outstanding Senior Securities of that series may declare the principal amount (or, if those Senior Securities are Original Issue Discount Securities, the portion of the principal amount specified in their terms) of all Senior Securities of that series due and payable immediately. At any time after a declaration of acceleration with respect to Senior Securities of any series has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in aggregate principal amount of the Outstanding Senior Securities of that series may, under certain circumstances, rescind and annul that acceleration. (Section 502 of the Senior Indenture)

   Acceleration of Subordinated Securities. Unless specifically stated in the applicable prospectus supplement for a particular series of Subordinated Securities, the payment of the principal of the Subordinated Securities may be accelerated only if there is an Event of Default as described in the fifth or sixth bullet points above (a "Bankruptcy Event of Default") and there is no right of acceleration of the payment of principal of the Subordinated Securities of that series upon a default in the payment of principal, premium, if any, or interest, if any, or in the performance of any covenant or agreement in the Subordinated Securities or Subordinated Indenture.

   If a Bankruptcy Event of Default with respect to Subordinated Securities of any series at the time Outstanding occurs and continues, either the Subordinated Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Subordinated Securities of that series may declare the principal amount (or, if the Subordinated Securities of that series are Original Issue Discount Securities, the portion of the principal amount specified in their terms) of all Subordinated Securities of that series due and payable immediately. At any time after a declaration of acceleration with respect to Subordinated Securities of any series, but before a judgment or decree based on that acceleration has been obtained, the Holders of a majority in aggregate principal amount of the Outstanding Subordinated Securities of that series may, under certain circumstances, rescind and annul that acceleration. (Section 502 of the Subordinated Indenture)

   General. If there is a default in the payment of principal, premium, if any, or interest, if any, or the performance of any covenant or agreement in the securities or the Indentures, the applicable Trustee, subject to certain limitations and conditions, may institute judicial proceedings to enforce payment of that principal, premium, if any, or interest, if any, or to obtain the performance of that covenant or agreement or any other proper remedy. (Section 503) Under certain circumstances, the applicable Trustee may withhold notice of a default to the Holders of the securities if the applicable Trustee in good faith determines that the withholding of that notice is in the best interest of the Holders, and the applicable Trustee will withhold the notice for certain defaults for a period of 30 days. (Section 602) You should review the prospectus supplement relating to any series of Offered Securities that are Original Issue Discount Securities for particular provisions relating to acceleration of the Stated Maturity of a portion of the principal amount of that series of Original Issue Discount Securities if an Event of Default occurs and continues.

   The Indentures provide that, subject to the duty of the applicable Trustee during default to act with the required standard of care, the applicable Trustee does not have to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless those Holders have offered to the applicable Trustee reasonable security or indemnity. (Section 603) Subject to the above sentence and to certain other conditions, the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee, or exercising any trust or power conferred on the applicable Trustee, with respect to the securities of that series. (Section
512)

   No Holders of any securities of any series may institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or trustee or for any remedy relating to that appointment,

  . unless those Holders have already given to the applicable Trustee written notice of a continuing Event of Default,

  . unless the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series have made written request, and offered reasonable indemnity, to the applicable Trustee to institute such a proceeding as trustee,

  . if the Trustee has received from the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series a direction inconsistent with the written request, and

  . unless the Trustee has failed to institute the proceeding within 60 days. (Section 507)

The above limitations do not apply to a suit instituted by a Holder of a security for enforcement of payment of the principal of and premium, if any, or interest on the security on or after the respective due dates described in the security. (Section 508)

   We are required to furnish to each Trustee annually a statement as to the performance by us of certain of our obligations under the applicable Indenture and as to any default in such performance. (Section 1007 of the Senior Indenture; Section 1005 of the Subordinated Indenture)

Modification and Waiver

   Wachovia and the applicable Trustee may modify and amend the Indentures with the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Outstanding Securities of each series issued under the applicable Indenture and affected by the modification or amendment, but no such modification or amendment may, without the consent of the Holders of each Outstanding Security of the series affected by the modification or amendment

  . change the Stated Maturity of the principal of, or any installment of principal of or interest on, any security of that series;

  . reduce the principal amount of or premium, if any, or interest on, any security of any series (including in the case of an Original Issue Discount Security the amount payable upon acceleration of maturity);

  . change the place or currency of payment of principal of or the premium, if any, or interest on any security of that series;

  . impair the right to institute suit for the enforcement of any payment on any security of such series on or after its Stated Maturity (or, in the case of redemption, on or after the Redemption Date);

  . in the case of the Subordinated Securities, modify the subordination provisions in a manner adverse to the Holders of the Subordinated Securities of that series; or

  . reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the applicable Indenture or for waiver of compliance with certain provisions of the applicable Indenture or for waiver of certain defaults.

(Section 902)

   The Holders of at least a 66 2/3% in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of that series, waive compliance by Wachovia with certain restrictive provisions of the applicable Indenture. (Section 1008 of the Senior Indenture; Section 1006 of the Subordinated Indenture) The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series may, on behalf of all Holders of that series, waive any past default under the applicable Indenture, except a default in the payment of principal, premium, if any, or interest and regarding certain covenants. (Section 513)

Consolidation, Merger and Sale of Assets

   Under the Indentures, Wachovia may not consolidate with or merge into any other corporation or sell, convey, exchange, transfer or lease its properties and assets substantially as an entirety to any Person, unless

  . any successor or purchaser is a corporation organized under the laws of any domestic jurisdiction;

  . any such successor or purchaser expressly assumes Wachovia's obligations on the securities and under the Indentures;

  . immediately after the transaction, no Event of Default, and no event that, after notice or lapse of time or both, would become an Event of Default, occurs and continues; and

  .  certain other conditions are met. (Section 801)

Assumption by Subsidiary

   A Subsidiary may assume Wachovia's obligations under the Senior Indenture or the Subordinated Indenture (including Wachovia's obligation to pay principal of and premium, if any, and interest on the securities, but excluding Wachovia's obligation to comply with certain covenants) provided that:

  . the Subsidiary expressly assumes Wachovia's obligations under the applicable Indenture;

  .  Wachovia guarantees the Subsidiary's obligations;

  . the Subsidiary agrees to indemnify each Holder against certain taxes and expenses relating to, or incurred directly in connection with, the assumption of obligations;

  . immediately after giving effect to the assumption, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, has occurred and continues;

  . certain Opinions of Counsel and Officers' Certificates are delivered to the applicable Trustee; and

  .  certain other obligations are met. (Section 803)

Trustee

   The Senior Trustee. The Chase Manhattan Bank is the Senior Trustee under the Senior Indenture. The Chase Manhattan Bank maintains a deposit account and conducts other banking transactions with Wachovia and its subsidiaries in the ordinary course of business and serves as trustee with respect to the 6.625% Senior Notes due November 15, 2006 of Wachovia in the aggregate principal amount of $200 million, which are outstanding pursuant to the Senior Indenture. The Senior Indenture provides for the indemnification of the Senior Trustee by Wachovia under certain circumstances.

   The Subordinated Trustee. The Chase Manhattan Bank also serves as Subordinated Trustee under the Subordinated Indenture and in that capacity serves as trustee with respect to the 6 1/4% Subordinated Notes, the 5 5/8% Subordinated Notes, the 6.150% Subordinated Notes and any future issuances of Subordinated Securities. An affiliate of the Subordinated Trustee, Chase Manhattan Trust Company, National Association, serves as trustee under the indentures pursuant to which the 7% Subordinated Notes, the 6 3/8% Subordinated Notes, the 6.80% Subordinated Notes and the 6.605% Subordinated Notes are outstanding. The Subordinated Indenture provides for the indemnification of the Subordinated Trustee by Wachovia under certain circumstances.

                              PLAN OF DISTRIBUTION

   We may sell the securities from time to time:

  .  directly to purchasers,

  .  through agents,

  .  through underwriters or dealers or

  .  through a combination of these methods.

General

   Underwriters, dealers, agents and remarketing firms that participate in the distribution of the Offered Securities may be "underwriters" as defined in the Securities Act of 1933, as amended. Any discounts or commissions they receive from us and any profits they receive on the resale of the Offered Securities may be treated as underwriting discounts and commissions under the Securities Act of 1933, as amended. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement.

Agents

   We may designate agents to sell the securities. The agents will agree to use their best efforts to solicit purchases for the period of their appointment.

Underwriters

   If underwriters are used in a sale, they will acquire the Offered Securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale. We may offer the securities to the public through an underwriting syndicate or through a single underwriter.

   Unless the applicable prospectus supplement or pricing supplement states otherwise, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions contained in an underwriting agreement that Wachovia and the underwriters will enter into. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement or pricing supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

Dealers

   We may sell securities to one or more remarketing firms, acting as principals for their own accounts or as agents for Wachovia, who will remarket the securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the securities.

Direct Sales

   We may choose to sell the Offered Securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

   We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase Offered Securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

   We will enter into such delayed delivery contracts only with institutional purchasers that we approve. Such institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification

   We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market Making, Stabilization and Other Transactions

   Each series of securities will be a new issue and will have no established trading market. We may elect to list any series of securities on an exchange. Any underwriters that we use in the sale of Offered Securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure that the securities will have a liquid trading market.

   Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions. The underwriters may, if they begin these transactions, end them at any time.

NASD Matters

   The underwriting and agency arrangements for any offering of the Offered Securities in which Wachovia Securities, Inc. will participate will comply with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") regarding an NASD member firm's participating in distributing its affiliate's securities. NASD members participating in such an offering will not confirm sales of the Offered Securities to discretionary accounts.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                 LEGAL MATTERS

   William M. Watson, Jr., Esq., Senior Vice President, Counsel and Secretary of Wachovia, will issue an opinion regarding the validity of the Offered Securities for Wachovia. Simpson Thacher & Bartlett, New York, New York will issue an opinion as to certain legal matters for any underwriters or agents. As to matters of New York law, Mr. Watson will rely on the opinion of Simpson Thacher & Bartlett. From time to time, Simpson Thacher & Bartlett may provide legal services to Wachovia and its subsidiaries.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   Estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

   Securities and Exchange Commission registration fee................ $472,600
   NASD filing fee.................................................... $ 30,500
   Blue Sky fees and expenses......................................... $  3,000
   Accounting services................................................ $ 20,000
   Printing and engraving............................................. $ 20,000
   Fees of indenture trustees......................................... $ 40,000
   Rating agency fees................................................. $ 15,000
   Miscellaneous...................................................... $ 48,900
                                                                       --------
     Total............................................................ $650,000
                                                                       ========

Item 15. Indemnification of Officers and Directors.

   As permitted by the North Carolina Business Corporation Act (the "NCBCA"), Wachovia's Articles of Incorporation provide that no director of Wachovia will be held personally liable for monetary damages for such director's breach of duty as a director. This limitation of liability does not relieve directors from liability for (i) acts or omissions that the director at the time of such breach knew or believed were clearly in conflict with the best interests of Wachovia, (ii) any liability under Section 55-8-33 of the NCBCA for unlawful distributions or other acts for which the director is personally liable to Wachovia, (iii) any transaction from which the director is adjudged to have derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date the provision in the Articles of Incorporation became effective.

   Pursuant to the NCBCA, Sections 55850, et seq., as amended, a director may be indemnified against liability and litigation expense, including reasonable attorneys' fees, arising out of his status as such or his activities in such capacity, provided, however, that such person (i) conducted himself in good faith; (ii) reasonably believed (x) in the case of conduct in his official capacity with Wachovia, that his conduct was in its best interests, and (y) in all other cases that his conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, had no reason to believe his conduct was unlawful.

   Mandatory indemnification is available under the NCBCA for a director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of Wachovia, against reasonable expenses incurred by him in connection with the proceeding.

   A corporation may not indemnify under the NCBCA in connection with any proceeding by or in the right of a corporation in which the director was adjudged liable to the corporation, or with any other proceeding charging improper personal benefit to him, whether or not in connection with his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Where a proceeding is by or in the right of a corporation, indemnification of a director is limited to reasonable expenses if the proceeding is concluded without a final adjudication on the issue of liability.

   The NCBCA provides for an advance for expenses incurred by a director in defending a proceeding. The expenses may be paid by a corporation in advance of the final disposition of such proceeding as authorized by the board of directors in specific cases or as authorized or required under any provision in the articles of incorporation or bylaws or by any applicable resolution or contract upon receipt of an undertaking by or on behalf of the director to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation against such expenses.

Item 16. Exhibits.

   See Exhibit Index.

Item 17. Undertakings.

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or provided to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the Registration Statement as of the time it was declared effective.

     (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on May 24, 1999.

                                          Wachovia Corporation

                                                  /s/ L.M. Baker, Jr.
                                          By: _________________________________
                                                      L.M. Baker, Jr.
                                                Chairman and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated, on May 24, 1999.

              Signature                         Capacity
              ---------                         --------


          L.M. Baker, Jr.*             Chairman, Chief Executive
______________________________________  Officer and Director
           L.M. Baker, Jr.              (Principal Executive
                                        Officer)

        John G. Medlin, Jr.*           Chairman Emeritus
______________________________________
         John G. Medlin, Jr.

         James S. Balloun*             Director
______________________________________
           James S. Balloun

         Peter C. Browning*            Director
______________________________________
          Peter C. Browning

        John T. Casteen III*           Director
______________________________________
         John T. Casteen III

         John L. Clendenin*            Director
______________________________________
          John L. Clendenin

       Thomas K. Hearn, Jr.*           Director
______________________________________
         Thomas K. Hearn, Jr.

     George W. Henderson, III*         Director
______________________________________
       George W. Henderson, III

           W. Hayne Hipp*              Director
______________________________________
            W. Hayne Hipp

              Signature                        Capacity
              ---------                        --------

         Robert A. Ingram*             Director
______________________________________
           Robert A. Ingram

          George R. Lewis*             Director
______________________________________
           George R. Lewis

        Elizabeth Valk Long*           Director
______________________________________
         Elizabeth Valk Long

       Lloyd U. Noland, III*           Director
______________________________________
         Lloyd U. Noland, III

      Sherwood H. Smith, Jr.*          Director
______________________________________
        Sherwood H. Smith, Jr.

       John C. Whitaker, Jr.*          Director
______________________________________
        John C. Whitaker, Jr.

       Robert S. McCoy, Jr.*           Vice Chairman and
______________________________________  Chief Financial Officer
         Robert S. McCoy, Jr.           (Principal Financial
                                        Officer)

          Donald K. Truslow*           Senior Executive Vice
______________________________________  President, Comptroller
          Donald K. Truslow             and Treasurer
                                        (Principal Accounting
                                        Officer)

      /s/ William M. Watson, Jr.
*By:_________________________________
        William M. Watson, Jr.
           Attorney-in-Fact


                                 EXHIBIT INDEX

 Exhibit
   No.
 -------
 (1)     -- Form of Underwriting Agreement.
 (4)(a)  -- Indenture dated as of August 15, 1996 between Wachovia Corporation and The Chase Manhattan Bank, as Trustee, relating to the Senior
           Securities (incorporated by reference to Exhibit 4(a) to Post-
           Effective Amendment No. 1 to Wachovia Corporation's Registration
           Statement on Form S-3 (File No. 333-6319)).
 (4)(b)  -- Indenture dated as of July 15, 1998 between Wachovia Corporation and The Chase Manhattan Bank, as Trustee, relating to the
           Subordinated Securities.
 (5)(a)  -- Opinion of William M. Watson, Jr., Senior Vice President, Counsel
           and Secretary of Wachovia Corporation.
 (5)(b)  -- Opinion of Simpson Thacher & Bartlett.
 (12)    -- Statement setting forth computation of the ratio of earnings to fixed charges.
 (23)(a) -- Consent of Ernst & Young LLP.
 (23)(b) -- Consent of KPMG LLP.
 (23)(c) -- Consent of William M. Watson, Jr., Senior Vice President, Counsel
           and Secretary of Wachovia Corporation (included in Exhibit 5(a)).
 (23)(d) -- Consent of Simpson Thacher & Bartlett (included in Exhibit 5(b)).
 (24)(a) -- Power of Attorney of Directors of Wachovia Corporation.
 (24)(b) -- Power of Attorney of Officers of Wachovia Corporation.
 (25)(a) -- Statement of eligibility of the Senior Trustee on Form T-1 with respect to the Senior Securities.
 (25)(b) -- Statement of eligibility of the Subordinated Trustee on Form T-1 with respect to the Subordinated Securities.